UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 11, 2009
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(e) On November 11, 2009, JetBlue Airways Corporation (the “Company”) and Mr. Chew entered into an agreement governing Mr. Chew’s service to the Company as a senior advisor through May 31, 2010, which included termination of his employment agreement, customary provisions and releases. The material compensatory terms of the agreement are substantially similar to those of his employment contract as previously disclosed, and include, subject to certain terms and conditions, payment of his salary, 2009 bonus, and housing allowance with related benefits. In addition, Mr. Chew will receive flight benefits through May 2013, subject to the terms of the Company’s pass travel programs. Mr. Chew is not eligible for equity grants under his senior advisor agreement.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On November 12, 2009, the Board of Directors of the Company (the “Board”) approved a policy by which a director who receives more “withheld” votes than “for” votes in an uncontested election of directors shall submit a resignation to the Board. The Board will either accept the resignation or disclose its reasons for not accepting the resignation in a report filed with the Commission within 90 days of the certification of election results. The policy is embedded in the Company’s governance guidelines and in its amended bylaws which amendment is attached as Exhibit 3.3(f) to this report and to which reference is made.
Item 8.01 Other Events
See item 5.03.
Also on November 12, 2009, the Board approved the adoption of an executive compensation “clawback” policy under with it will require reimbursement of all or a portion of any bonus, incentive payment, or equity-based award granted to or received by any executive officer and certain other officers after January 1, 2010 where: a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, b) in the Board’s view the executive engaged in willful misconduct that caused or partially caused the need for the restatement, and c) a lower payment would have been made to the executive based upon the restated financial results.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Title

3.3(f)	Amendment to the Company’s Fifth Amended and Restated Bylaws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: November 16, 2009	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief
Accounting Officer (principal accounting officer)

Exhibit Index

Exhibit	Title

3.3(f)	Amendment to the Company’s Fifth Amended and Restated Bylaws